Exhibit 99.1

                 Leiner Health Products Reports Fourth Quarter
      and Full Year 2005 Results; Fourth Quarter Sales Rise 3.4% to $174.6
               Million; Annual Sales Rise 3.6% to $684.9 Million


    CARSON, Calif.--(BUSINESS WIRE)--June 14, 2005--Leiner Health Products Inc. today announced its financial results for the fourth quarter and full year ended March 26, 2005.
    Net sales for the quarter were $174.6 million compared to $168.9 million for the same period in fiscal 2004, a 3.4% increase. The increase in sales resulted from new product introductions and strong off-shelf category promotions from the company's largest customers, partially offset by pronounced product landscape changes in the company's VMS category, which involve higher sales of joint care products and lower sales of Vitamin E in light of negative media. For the twelve months of fiscal 2005, net sales totaled $684.9 million compared to $661.0 million in the same period of fiscal 2004, a 3.6% increase.
    Leiner reported net income of $6.4 million for the quarter, compared to $16.3 million for the same period in fiscal 2004. The decrease in net income reflected various factors: an increase in interest expense of $3.2 million from the company's recapitalized debt structure compared to the same period in fiscal 2004, an increase in income taxes of $4.8 million, and a decrease in gross profit partially offset by lower operating expenses. The decrease in gross profit reflects the impact of the negative media on Vitamin E and Naproxen, and the company's investment in the store brand natural joint care segment, which resulted in lower margins as Leiner reaches out to build market share.
    Credit Agreement EBITDA was $22.1 million for the quarter, compared to $24.4 million for the same period in fiscal 2004. For the twelve months of fiscal 2005, Credit Agreement EBITDA was $88.4 million compared to $88.6 million during the same period of fiscal 2004. The Credit Agreement EBITDA reflects a correction in the calculation of recapitalization expenses in the second quarter, see page six for more details. Credit Agreement EBITDA is a financial measure used in the company's Credit Agreement, which required Leiner to have met a Consolidated Indebtedness to Credit Agreement EBITDA Leverage Ratio of 5.25 to 1.00 and a Credit Agreement EBITDA to Consolidated Interest Expense Ratio of 2.25 to 1.00 on the last day of the fourth quarter. Leiner was in compliance with these financial covenants as of March 26, 2005. Credit Agreement EBITDA is a non-GAAP measure that should not be considered an alternative to income from operations or net income (loss) as a measure of operating results or cash flows as a measure of liquidity. See the "Calculation of Credit Agreement EBITDA" on page six for a reconciliation of Credit Agreement EBITDA to net income.
    For the twelve months of fiscal 2005, Leiner recognized $88.0 million of charges related to the May 2004 recapitalization and reported a net loss of $47.9 million. Excluding these recapitalization charges and their income tax impact of approximately $14.6 million, the company would have had net income of $25.5 million compared to $39.1 million reported in the twelve months of fiscal 2004. During the twelve months of fiscal 2005, interest expense increased by $13.4 million from the recapitalized debt level, and the company recorded $2.0 million in charges related to a series of organizational changes implemented primarily in the second quarter. See the Condensed Consolidated Statements of Operations on page four for a reconciliation of the difference between net income including and excluding recapitalization charges and their income tax effect.
    Robert Kaminski, Chief Executive Officer, commented, "FY05 was a rewarding year. Our partnerships with America's leading mass market retailers remain as strong as ever, and the resolve of the men and women of Leiner has never been more focused on their role of leading the self care revolution.
    "As indicated in our last release, the company reacted well to product landscape changes caused by media reports during the third quarter. Sales of Vitamin E, down more than 40% for the fourth quarter, were offset by the company's increasing share in the store brand natural joint care segment.
    "Last autumn's (September 30, 2004) scientific findings and resulting media on Cox 2 inhibitors left millions of osteoarthritic Americans searching for answers. The need for retailers to ensure high quality reliable natural store brand joint care products for consumers in need of a solution for arthritic pain has led many retailers to turn to Leiner.
    "During the fourth quarter of fiscal 2005, we developed distribution, merchandising and marketing programs that will be executed in the second quarter of fiscal 2006. Among them was the introduction of Bumble Bee Fish Oil which was covered in a USA TODAY article on May 10, 2005. We are very excited about the opportunity to work with a brand as respected and trusted as Bumble Bee. In addition, we are aggressively pursuing product development and marketing programs to get passive and reactive users reengaged in the VMS category, and have received an excellent response from retailers.
    "We continue the careful management of operating expenses, which totaled 13.3% of net sales during the fourth quarter versus 16.8% of net sales in the prior-year period, and expect to maintain the fiscal 2005 run rate for the foreseeable future. At the same time, the company's gross margins will continue to be impacted in fiscal 2006 by product landscape changes and customer mix away from Vitamin E and into an increasing share of the natural store brand joint care category."

    Conference Call Information

    Leiner will conduct a conference call on Wednesday, June 15, 2005 at 11:00 a.m. Eastern time to discuss fourth-quarter-2005 results. The public is invited to attend. The dial-in number for the call is 706-634-0167. The call is also being webcast, and can be accessed through the "Financials" section of the company's website, www.leiner.com. A replay of the call will also be available through Wednesday, June 22, 2005, and can be accessed by dialing 706-645-9291 and referencing conference ID #6596137. An archived webcast will also be available on Leiner's website for one month.
    Additional information regarding Leiner's fiscal 2005 will be contained in the company's Annual Report on Form 10-K, which will be posted on the company's website, www.leiner.com, by Friday, June 24, 2005. The Annual Report on Form 10-K will also be available through the SEC's website, www.sec.gov.

    About Leiner Health

    Founded in 1973, Leiner Health Products, headquartered in Carson, Calif., is America's leading manufacturer of store brand vitamins, minerals, and nutritional supplements and its second largest supplier of over-the-counter pharmaceuticals in the food, drug, mass merchant and warehouse club (FDMC) retail market, as measured by retail sales. Leiner provides nearly 40 FDMC retailers with over 3,000 products to help its customers create and market high quality store brands at low prices. It also is the largest supplier of vitamins, minerals and nutritional supplements to the US military. Leiner markets its own brand of vitamins under YourLife(R) and sells over-the-counter pharmaceuticals under the Pharmacist's Formula(R) name. Last year, Leiner produced 22.5 billion doses that help offer consumers high quality, affordable choices to improve their health and wellness.

    Forward-looking Statement

    This press release contains "forward-looking statements" that are subject to risks and uncertainties. These statements often include words such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms or similar expressions. These statements are only predictions. In addition to risks and uncertainties noted in this press release, there are risks and uncertainties that could cause the company's actual operating results to differ materially from those anticipated by some of the statements made. Such risks and uncertainties include: (i) slow or negative growth in the vitamin, mineral, supplement or over-the-counter pharmaceutical industry; (ii) adverse publicity regarding the consumption of vitamins, minerals, supplements or over-the-counter pharmaceuticals; (iii) increased competition; (iv) increased costs; (v) increases in the cost of borrowings and/or unavailability of additional debt or equity capital;
(vi) changes in general worldwide economic and political conditions in the markets in which the company may compete from time to time; (vii) the inability of the company to gain and/or hold market share of its customers; (viii) exposure to and expenses of defending and resolving product liability claims and other litigation; (ix) the ability of the company to successfully implement its business strategy; (x) the inability of the company to manage its operations efficiently; (xi) consumer acceptance of the company's products; (xii) introduction of new federal, state, local or foreign legislation or regulation or adverse determinations by regulators; (xiii) the mix of the company's products and the profit margins thereon; (xiv) the availability and pricing of raw materials; and (xv) other factors beyond the company's control. The company expressly disclaims any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.


                     Leiner Health Products Inc.
          Condensed Consolidated Statements of  Operations
                           (in thousands)



                                    Three               Twelve
                                 months ended        months ended
                             -----------------------------------------

                              March 27, March 26, March 27, March 26,
                                 2004      2005      2004      2005
                              --------- --------- --------- ---------
                                  Unaudited
Net sales                     $168,861  $174,552  $661,045  $684,901
Cost of sales                  120,299   132,715   486,554   512,871
                              --------- --------- --------- ---------

Gross profit                    48,562    41,837   174,491   172,030
Marketing, selling and
 distribution expenses          15,364    14,662    56,448    58,532
General and administrative
 expenses                       11,565     7,310    41,041    34,134
Research and development
 expenses                        1,469     1,318     5,670     5,299
Amortization of other
 intangibles                        79        10       447       250
Recapitalization expenses            -        19         -    87,982
Other operating expense            381       732     1,528     2,386
                              --------- --------- --------- ---------

Operating income (loss)         19,704    17,786    69,357   (16,553)
Interest expense, net            4,685     7,923    18,954    32,346
                              --------- --------- --------- ---------

Income (loss) before income
 taxes                          15,019     9,863    50,403   (48,899)
Provision for (benefit from)
 income taxes                   (1,333)    3,497    11,347      (987)
                              --------- --------- --------- ---------

Net income (loss)               16,352     6,366    39,056   (47,912)

Accretion on preferred stock    (3,445)        -   (12,105)  (39,212)
                              --------- --------- --------- ---------

Net income (loss)
 attributable to common
 shareholders                  $12,907    $6,366   $26,951  $(87,124)
                              ========= ========= ========= =========


Pro forma Reconciliation
-----------------------------
Net income (loss)              $16,352    $6,366   $39,056  $(47,912)
Recapitalization expenses            -        19         -    87,982
Income tax impact of
 recapitalization expenses           -         -         -   (14,608)
                              --------- --------- --------- ---------
Pro forma net income           $16,352    $6,385   $39,056   $25,462
                              ========  ========= ========= =========



                     Leiner Health Products Inc.
                Condensed Consolidated Balance Sheets
              (dollars in thousands, except share data)

ASSETS                                          March 27,  March 26,
                                                  2004       2005
                                               ---------- ----------

Current assets:
 Cash and cash equivalents                        $33,824    $16,951
 Accounts receivable, net of allowances of
  $2,970 and $3,113 at March 27, 2004
  and March 26, 2005, respectively                 77,984     80,250
 Inventories                                      144,479    164,910
 Income tax receivable                                483      2,310
 Prepaid expenses and other current assets         13,174     17,492
                                                ---------- ----------
  Total current assets                            269,944    281,913
Property, plant and equipment, net                 56,267     65,554
Goodwill                                           52,083     52,317
Other noncurrent assets                             9,505     17,014
                                                ---------- ----------

  Total assets                                   $387,799   $416,798
                                                ========== ==========

LIABILITIES, REDEEMABLE PREFERRED STOCK  AND
 SHAREHOLDER'S EQUITY (DEFICIT)

Current liabilities:
 Accounts payable                                 $91,162   $101,639
 Accrued compensation and benefits                 14,514      9,634
 Customer allowances payable                        8,896      9,576
 Accrued interest                                   1,110      9,093
 Other accrued expenses                             6,185     13,304
 Current portion of long-term debt                 14,286      5,536
                                                ---------- ----------
  Total current liabilities                       136,153    148,782
Long-term debt                                    156,720    390,990
Other noncurrent liabilities                        3,724          -
                                                ---------- ----------
  Total liabilities                               296,597    539,772
Commitments and contingencies
Series A redeemable preferred stock, $0.01 par
 value;
 Authorized, issued and outstanding shares-
  200,000 at March 27, 2004 and
  zero at March 26, 2005                           40,188          -
Shareholder's equity (deficit):
 Series B junior convertible preferred stock,
  $0.01 par value;
  Authorized, issued and outstanding shares-
   7,500 at March 27, 2004 and
     zero at March 26, 2005                         6,616          -
 Series C junior preferred stock, $0.01 par
  value;
  Authorized, issued and outstanding shares-
   7,000 at March 27, 2004 and
     zero at March 26, 2005                         6,178          -
 Common stock, $0.01 par value; 3,000,000
  shares authorized, 1,139,394  issued and
  outstanding at March 27, 2004 and 1,000 at
   March 26, 2005                                      11          -
 Capital in excess of par value                    21,841        469
 Retained earnings (accumulated deficit)           16,259   (126,357)
 Accumulated other comprehensive income               109      2,914
                                                ---------- ----------
  Total shareholder's equity (deficit)             51,014   (122,974)
                                                ---------- ----------
  Total liabilities, redeemable preferred stock
   and shareholder's equity (deficit)            $387,799   $416,798
                                                ========== ==========



                      Leiner Health Products Inc.
                Calculation of Credit Agreement EBITDA
                            (in thousands)


                                         Three            Twelve
                                     months ended      months ended
                                  ------------------------------------
                                   March    March    March     March
                                    27,      26,      27,       26,
                                    2004     2005     2004     2005
                                  -------- -------- -------- ---------
                                      Unaudited
 Net income (loss)                $16,352   $6,366  $39,056  $(47,912)
 Provision for (benefit from)
  income taxes                     (1,333)   3,497   11,347      (987)
 Interest expense, net              4,685    7,923   18,954    32,346
 Depreciation and amortization      3,605    3,513   14,668    13,722
 Recapitalization expenses (1)(2)     718       19    3,014    87,982
 Non-cash stock compensation
  expense (3)                           -        5        -         5
 Management fees (4)                  395      750    1,578     3,258
                                  -------- -------- -------- ---------
 Credit Agreement EBITDA (5)      $24,422  $22,073  $88,617   $88,414
                                  ======== ======== ======== =========

 (1)Represents consulting, transaction, legal, accounting and other associated fees with the May 2004 Recapitalization. Recapitalization expenses for fiscal 2004 were included in the general and administrative expenses in the consolidated statement of operations and in operating activities in the consolidated statement of cash flows. Recapitalization expenses incurred in fiscal 2005 were included as a separate item in the consolidated statement of operations and in operating activities in the consolidated statement of cash flows.

 (2)Recapitalization expenses include a correction to increase the previously reported second quarter amount by $1,186, from $86,170 to $87,356. For the twelve months ended March 26, 2005, the $87,982 includes this correction.

 (3)Non-cash compensation expenses are included in the general and administrative expenses in the consolidated statement of operations and in operating activities in the consolidated statement of cash flows.

 (4)Management fees are included in other operating expenses in the consolidated statement of operations and in operating activities in the consolidated statement of cash flows.

(5)Credit Agreement EBITDA is calculated in accordance with the definitions contained in our New Credit Facility as described under "Credit Agreement EBITDA."



    CONTACT: Leiner Health Products Inc.
             Rob Reynolds, 310-952-1511
             or
             Lippert/Heilshorn & Assoc.
             Jody Burfening or Harriet Fried, 212-838-3777